UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PRONAI THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 27, 2016

Dear Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of ProNAi Therapeutics, Inc. to be held at Gowling Lafleur Henderson LLP, 550 Burrard Street, Suite 2300, Bentall 5, Vancouver, BC V6C 2B5, Canada on Thursday, June 16, 2016 at 10:00 a.m. (Pacific Time).

The Securities and Exchange Commission rules allow companies to furnish proxy materials to stockholders over the Internet. We have elected to do so, thus reducing the environmental impact and lowering the costs of printing and distributing proxy materials without impacting your timely access to this important information. On or about April 27, 2016, we expect to mail to stockholders a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy statement for our 2016 Annual Meeting of Stockholders and our 2015 annual report on Form 10-K to stockholders. The Notice of Internet Availability also provides instructions on how to vote through the Internet or by telephone, and includes instructions on how to receive paper copies of the proxy materials by mail, if desired.

The matters to be acted upon at the meeting are described in the accompanying notice of annual meeting and proxy statement.

Your vote is important.

Whether or not you plan to attend the meeting in person, please vote on the Internet or by telephone, or request, sign and return a proxy card to ensure that your shares are represented at the meeting.

Sincerely,

Dr. Nick Glover
President and Chief Executive Officer

PRONAI THERAPEUTICS, INC.

2150 – 885 West Georgia Street

Vancouver, British Columbia V6C 3E8

Canada

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 16, 2016

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders of ProNAi Therapeutics, Inc. will be held at Gowling Lafleur Henderson LLP, 550 Burrard Street, Suite 2300, Bentall 5, Vancouver, BC V6C 2B5, Canada on Thursday, June 16, 2016 at 10 a.m. (Pacific Time).

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.	To elect two Class I directors, each to serve three-year terms through the third annual meeting of stockholders following this meeting and until a successor has been elected and qualified or until earlier resignation or removal.

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 18, 2016 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our headquarters.

Your vote as a ProNAi Therapeutics, Inc. stockholder is very important. Each share of stock that you own represents one vote.

For questions regarding your stock ownership, you may contact our Vice President, Corporate Affairs at (604) 558-6536 or jsmith@pronai.com or, if you are a registered holder, our transfer agent, American Stock Transfer & Trust Company, LLC by email through their website at https://www.amstock.com/main/nav_contactus.asp or by phone at (800) 937-5449. Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote through the Internet or by telephone, or request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Information About the Meeting” in the proxy statement and the instructions on the Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,

Dr. Nick Glover President and Chief Executive Officer

Vancouver, British Columbia

April 27, 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 16, 2016: the Proxy Statement and our 2015 Annual Report on Form 10-K are available at www.pronai.investorroom.com.

PRONAI THERAPEUTICS, INC.

PROXY STATEMENT FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

i

PRONAI THERAPEUTICS, INC.

2150 – 885 West Georgia Street

Vancouver, British Columbia V6C 3E8

Canada

PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

June 16, 2016

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of ProNAi Therapeutic, Inc.’s Board of Directors for use at ProNAi’s 2016 Annual Meeting of Stockholders (Annual Meeting) to be held at Gowling Lafleur Henderson LLP, 550 Burrard Street, Suite 2300, Bentall 5, Vancouver, BC V6C 2B5, Canada on June 16, 2016, at 10 a.m. (Pacific Time), and any adjournment or postponement thereof.

INTERNET AVAILABILITY OF PROXY MATERIALS

Under rules adopted by the Securities and Exchange Commission (SEC), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies to each stockholder. On or about April 27, 2016, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy materials, including our proxy statement and our annual report on Form 10-K. The Notice of Internet Availability also provides instructions on how to vote through the Internet or by telephone and includes instructions on how to receive paper copies of the proxy materials by mail or an electronic copy of the proxy materials by email.

This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

GENERAL INFORMATION ABOUT THE MEETING

Purpose of the Meeting

At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the company, have the authority in their discretion to vote the shares represented by the proxy.

Record Date; Quorum

Only holders of record of common stock at the close of business on April 18, 2016, the record date, will be entitled to vote at the meeting. At the close of business on April 18, 2016, 30,174,778 shares of common stock were outstanding and entitled to vote.

The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present or represented by proxy at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.

GENERAL PROXY INFORMATION

Voting Rights; Required Vote

Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 18, 2016, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.

Stockholder of Record: Shares Registered in Your Name. If on April 18, 2016, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting, or vote in advance through the Internet or by telephone, or if you request to receive paper proxy materials by mail, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 18, 2016, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the meeting and vote your shares you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the meeting.

Each director will be elected by a plurality of the votes cast at the meeting. This means that the two individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or both of the nominees or “WITHHOLD” your vote with respect to one or both of the nominees. You may not cumulate votes in the election of directors. Approval of the ratification of the appointment of our independent registered public accounting firm will be obtained if the holders of a majority of the votes cast at the meeting vote “FOR” the proposal.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum, but are not treated as votes cast and, therefore, will have no effect on the election of directors or the ratification of the appointment of Deloitte & Touche LLP. Abstentions are voted neither “for” nor “against” a matter, and, therefore, will have no effect on the election of directors or the ratification of the appointment of Deloitte & Touche LLP, but are counted in the determination of a quorum.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting

The Board of Directors recommends that you vote FOR the election of each of the Class I directors named in this proxy statement (Proposal 1) and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 2).

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•	vote in person – we will provide a ballot to stockholders who attend the meeting and wish to vote in person;

•	vote through the Internet or by telephone – in order to do so, please follow the instructions shown on your Notice of Internet Availability or proxy card; or

•	vote by mail – if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card and return it as soon as possible before the meeting in the envelope provided.

Votes submitted through the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 15, 2016. Submitting your proxy, whether by telephone, through the Internet or by mail if you request or received a paper proxy card, will not affect your right to vote in person should you decide to attend the meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. You may either vote “FOR” all of the nominees to the Board of Directors, or you may withhold your vote from any nominee you specify. For Proposal 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.

If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access your proxy card and vote by telephone or through the Internet. If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.

If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access each proxy card and vote each proxy card by telephone or through the Internet. If you requested or received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by:

•	delivering to our Corporate Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again through the Internet or by telephone; or

•	attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.

Electronic Access to the Proxy Materials

The Notice of Internet Availability will provide you with instructions regarding how to:

•	view our proxy materials for the meeting through the Internet;

•	instruct us to mail paper copies of our future proxy materials to you; and

•	instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The preliminary voting results will be announced at the meeting and posted on our website at www.pronai.investorroom.com. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the meeting.

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company’s executive compensation arrangements and no requirement to have non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) December 31, 2020, (2) the last day of the fiscal year (a) in which we have total annual gross revenue of at least $1.0 billion, or (b) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions and other policies for the governance of the company. Our Corporate Governance Guidelines are available without charge on the investor relations section of our website at www.pronai.investorroom.com.

Board Composition and Leadership Structure

The positions of Chief Executive Officer and Chairman of our Board of Directors are held by two different individuals (Dr. Glover and Mr. Parfet, respectively). This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chairman leads our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board of Directors and strengthens the independence of the Board of Directors from management.

Board’s Role in Risk Oversight

Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at quarterly Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures. The Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk.

Director Independence

Our common stock is listed on the NASDAQ Global Market. Under the rules of the NASDAQ Stock Market, independent directors must comprise a majority of a listed company’s Board of Directors. In addition, the rules of the NASDAQ Stock Market require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating and Corporate Governance committees be independent. Under the rules of the NASDAQ Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, Compensation Committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). In order to be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that Mr. Parfet, Dr. Cha, Mr. Cooper, Mr. Nguyen, Dr. Onetto, Mr. Pelzer and Dr. Topper, representing seven of our eight directors, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NASDAQ Stock Market. Dr. Cha will not be standing re-election upon the end of his term at the Annual Meeting. Upon the commencement of the Annual Meeting, our Board size will be reduced to seven directors.

Committees of Our Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Copies of the charters for each committee are available without charge on the investor relations section of our website at www.pronai.investorroom.com.

Audit Committee

Our Audit Committee is comprised of Mr. Cooper, Mr. Nguyen and Mr. Pelzer. Mr. Cooper is the Chairman of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current NASDAQ Stock Market and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that each member of our Audit Committee is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. Our Audit Committee is directly responsible for, among other things:

•	our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications, independence and performance of our independent auditors; and

•	the preparation of the Audit Committee report to be included in our annual proxy statement.

Compensation Committee

Our Compensation Committee is comprised of Dr. Cha, Mr. Parfet and Mr. Pelzer. Mr. Parfet is the Chairman of our Compensation Committee. The composition of our Compensation Committee meets the requirements for independence under the current NASDAQ Stock Market and SEC rules and regulations. Our Compensation Committee is responsible for, among other things:

•	evaluating, recommending, approving and reviewing executive officer and director compensation arrangements, plans, policies and programs;

•	administering our cash-based and equity-based compensation plans; and

•	making recommendations to our Board of Directors regarding any other board of director responsibilities relating to executive compensation.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Dr. Onetto, Mr. Parfet and Dr. Topper. Dr. Topper is the Chairman of our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying, considering and recommending candidates for membership on our Board of Directors;

•	overseeing the process of evaluating the performance of our Board of Directors; and

•	advising our Board of Directors on other corporate governance matters.

Codes of Conduct and Ethics

Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. We intend to disclose future amendments to certain provisions of our code of conduct, or waivers of these provisions, on our website or in public filings. The full text of our code of conduct is posted on the investor relations section of our website at www.pronai.investorroom.com.

Compensation Committee Interlocks and Insider Participation

None of our current executive officers has served as a member of the Board of Directors, or as a member of the Compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during the fiscal year ended December 31, 2015. Mr. Parfet, a member of our Compensation Committee, served as our interim Chief Executive Officer from May 2014 to August 2014.

Board and Committee Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During 2015, the Board of Directors held seven meetings, including telephonic meetings, the Audit Committee held four meetings, the Compensation Committee held two meetings and the Nominating and Corporate Governance Committee held one meeting. During 2015, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his or her tenure. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Stockholders’ Meeting

We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders. We do not have a formal policy regarding attendance of annual meetings by the members of our Board of Directors. Our 2016 Annual Meeting will be our first annual meeting of stockholders.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chairman) may do so by letters addressed to the attention of our Corporate Secretary, ProNAi Therapeutics, Inc., 2150 – 885 West Georgia Street, Vancouver, British Columbia V6C 3E8, Canada.

All communications by letter addressed to the attention of our Corporate Secretary will be reviewed by the Corporate Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.

Considerations in Evaluating Director Nominees

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.

The Nominating and Corporate Governance Committee will recommend to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board of Directors to fill interim director vacancies.

Our Board of Directors encourages selection of directors who will contribute to the Company’s overall corporate goals. The Nominating and Corporate Governance Committee may from time to time review and recommend to the Board of Directors the desired qualifications, expertise and characteristics of directors, including such factors as business experience, diversity and personal skills in life sciences and biotechnology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board of Directors. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also under our Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the Nominating and Corporate Governance Committee considers director tenure. We value diversity on a company-wide basis, but have not adopted a specific policy regarding Board diversity.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board of Directors who meet the minimum qualifications as described above. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures in Article I, Section 1.11 of our Bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the Bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary, ProNAi Therapeutics, Inc., 2150 – 885 West Georgia Street, Vancouver, British Columbia V6C 3E8, Canada. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our Bylaws, and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Corporate Governance Committee.

All proposals of stockholders that are intended to be presented by such stockholder at an annual meeting of Stockholders must be in writing and notice must be delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the 75th day nor earlier than the close of business on the 105th day prior to the first anniversary of the preceding year’s annual meeting, except in the case of our first annual meeting after our initial public offering, for which notice must be received no earlier than the 10th day following the day on which public announcement is first made of the date of the annual meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

Our Board of Directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors and director nominees in Class I will stand for election at this meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders to be held in 2017 and 2018, respectively. Our Nominating and Corporate Governance Committee recommended to our Board of Directors, and our Board of Directors nominated Mr. Cooper and Mr. Nguyen, each an incumbent Class I director, for election as Class I directors at the Annual Meeting. At the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors proposes that each of the Class I nominees be elected as a Class I director for a three-year term expiring at the 2019 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal. Dr. Cha will not be standing re-election upon the end of his term at the Annual Meeting.

Each director will be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the two individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or both of the nominees or “WITHHOLD” your vote with respect to one or both of the nominees. Shares represented by proxies will be voted “FOR” the election of each of the Class I nominees, unless the proxy is marked to withhold authority to so vote. You may not cumulate votes in the election of directors. If any nominee for any reason is unable to serve the proxies may be voted for such substitute nominee as the proxy holders, who are officers of our company, might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than two directors.

Nominees to the Board of Directors

The nominees and their ages as of December 31, 2015 are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Jeffrey H. Cooper(1)	60	Class I Director
Tran Nguyen(1)	42	Class I Director

(1)	Member of our Audit Committee

Jeffrey H. Cooper has served as a member of our Board of Directors since March 2016. Mr. Cooper has served as an independent consultant for life sciences companies since January 2014. Previously, Mr. Cooper served at KaloBios Pharmaceuticals, Inc., a biotechnology company, as a senior advisor from November 2013 until December 2013 and as the Chief Financial Officer from July 2012 until October 2013. Prior to joining KaloBios, Mr. Cooper served in positions of increasing responsibility at BioMarin Pharmaceutical, Inc., a pharmaceutical company, beginning as Vice President, Controller, to his most recent position as Senior Vice President and Chief Financial Officer from 2007 to May 2012. Mr. Cooper has also served as Vice President of Finance at Matrix Pharmaceutical, Inc. and held numerous finance-related positions within the health care and pharmaceutical industries, including Corporate Controller at Foundation Health Systems and Director of Business Analysis at Syntex Corporation. Mr. Cooper also currently serves on the Board of Directors of Tobira Therapeutics, Inc. Mr. Cooper received a B.A. from the University of California, Los Angeles and an M.B.A. from Santa Clara University. Our Board of Directors believes that Mr. Cooper should serve as a director based upon his experience as a senior executive in the life sciences industry, as well as his experience and skills relating to financial statement and accounting matters.

Tran Nguyen has served as a member of our Board of Directors since March 2016. Mr. Nguyen has served as the Chief Financial Officer of Prothena Corporation Plc, a biotechnology company, since March 2013. Previously, Mr. Nguyen served at Somaxon Pharmaceuticals, Inc., a pharmaceutical company, as Vice President, Chief

Financial Officer from 2010 to 2011 and as Senior Vice President, Chief Financial Officer from 2011 until its sale in 2013. He has also served as Vice President, Chief Financial Officer and Investor Relations at Metabasis Therapeutics, Inc., as a Vice President in the Healthcare Investment Banking group at Citi Global Markets, Inc. and in various capacities as a healthcare investment banker at Lehman Brothers, Inc. Mr. Nguyen received a B.A. from Claremont McKenna College and an M.B.A. from the Anderson School of Management at the University of California, Los Angeles. Our Board of Directors believes that Mr. Nguyen should serve as a director based upon his extensive executive, financial and investment experience in the life sciences industry.

Continuing Directors

The directors who are serving for terms that end following the 2016 annual meeting and their ages are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Nicole Onetto, M.D.(1)	63	Class II Director
James Topper, M.D., Ph.D.(1)	53	Class II Director
Nick Glover, Ph.D.	47	Class III Director, President and Chief Executive Officer
Donald Parfet(1)(2)	63	Class III Director and Chairman of the Board
Robert Pelzer(2)(3)	62	Class III Director

(1)	Member of our Nominating and Corporate Governance Committee
(2)	Member of our Compensation Committee
(3)	Member of our Audit Committee

Nicole Onetto, M.D., has served as a member of our Board of Directors since May 2015. Dr. Onetto has served as the Deputy Director and Chief Scientific Officer at the Ontario Institute for Cancer Research since November 2009. Dr. Onetto previously served as the Senior Vice President and Chief Medical Officer at ZymoGenetics, Inc., a biotechnology company, from September 2005 until November 2009. Dr. Onetto also served as the Executive Vice President and Chief Medical Officer of OSI Pharmaceuticals, Inc., the Senior Vice President, Medical Affairs of Gilead Sciences, Inc. and as the Vice President, Medical Affairs of NeXstar. Dr. Onetto has also held positions at Bristol-Myers Squibb, Immunex and Hoechst Canada, Inc. Dr. Onetto currently serves on the Board of Directors of ImmunoGen, Inc. and previously served on the Board of Directors of YM BioSciences Inc. Dr. Onetto received a B.Sc. from the University of Paris, an M.Sc. in Pharmacology from the University of Montreal and an M.D. from the University of Paris. Our Board of Directors believes that Dr. Onetto should serve as a director based upon her extensive experience in the biotechnology and biopharmaceutical industry.

James Topper, M.D., Ph.D., has served as a member of our Board of Directors since April 2014. Since 2003, Dr. Topper has served as a partner at Frazier Healthcare Ventures, a venture capital firm, where he has been a general partner since 2005. Prior to joining Frazier Healthcare Ventures, Dr. Topper served as head of the Cardiovascular Research and Development Division of Millennium Pharmaceuticals, Inc. and as the Vice President of Biology at COR Therapeutics, Inc. prior to its acquisition by Millennium Pharmaceuticals, Inc. Dr. Topper currently serves on the Board of Directors of several privately held biotechnology companies, and he previously served on the Board of Directors of La Jolla Pharmaceuticals Company, Portola Pharmaceuticals, Inc. and Amicus Therapeutics, Inc. Dr. Topper holds a B.S. from the University of Michigan and an M.D. and a Ph.D. from Stanford University School of Medicine. Our Board of Directors believes that Dr. Topper should serve as a director based upon his extensive medical background and experience as an investor in biotechnology companies.

Nick Glover, Ph.D., has served as our President and Chief Executive Officer and as a member of our Board of Directors since September 2014, and provided consulting services to us from July 2014 through August 2014. Previously, Dr. Glover served as the President and Chief Executive Officer at YM BioSciences Inc., an oncology drug development company, from November 2010 until it was acquired by Gilead Sciences Inc. in February 2013. Prior to that, Dr. Glover served as the President and Chief Executive Officer of Viventia Bio Inc., a

biopharmaceutical company. Dr. Glover also previously served as an investment manager for MDS Capital, a life sciences venture capital firm. Dr. Glover has also served as a consultant in the biotechnology and life sciences industries at various times since 2008. Since June 2013, Dr. Glover has served on the Board of Directors of MEI Pharma Inc. Dr. Glover holds a B.Sc. (Hons) in chemistry from the University of East Anglia, a M.Sc. in chemistry from the University of British Columbia and a Ph.D. in chemistry from Simon Fraser University. Our Board of Directors believes that Dr. Glover should serve as a director based upon his depth and expertise in the biopharmaceutical and venture capital industries and his extensive experience developing and managing biopharmaceutical companies.

Donald Parfet has served as the Chairman of our Board of Directors since our inception in 2003 and served as our interim Chief Executive Officer from May 2014 to August 2014. Since 2001, Mr. Parfet has served as the managing director of the Apjohn Group, LLC, a business development group. Additionally, since 2003, he has served as a general partner of Apjohn Ventures Fund, a venture capital firm. Prior to founding the Apjohn Group, Mr. Parfet served as the Senior Vice President at Pharmacia & Upjohn. Mr. Parfet serves on the boards of directors of Kelly Services, Inc., Rockwell Automation, Inc. and Masco Corporation, and serves as a director or trustee of a number of business, civic and charitable organizations. Mr. Parfet holds a B.A. from the University of Arizona and an M.B.A. from the University of Michigan. Our Board of Directors believes that Mr. Parfet should serve as a director based upon his extensive financial and strategic business planning experience.

Robert Pelzer has served as a member of our Board of Directors since May 2015. From September 2008 to March 2013, Mr. Pelzer served as the President of Novartis Corporation, a pharmaceutical company. From 2002 to 2008, Mr. Pelzer served as General Counsel at Novartis Pharma AG. Prior to 2002, Mr. Pelzer held various positions at DuPont, including serving as General Counsel and Senior Vice President at DuPont Pharmaceuticals from 1998 to 2001. Mr. Pelzer currently serves on the Board of Directors of Aquinox Pharmaceuticals, Inc. and previously served on the Board of Directors of Idenix Pharmaceuticals, Inc. Mr. Pelzer holds a BCom and an LL.B. from the University of Alberta. Our Board of Directors believes that Mr. Pelzer should serve as a director based upon his extensive experience in the healthcare industry.

There are no familial relationships among any of our directors and executive officers.

Non-Employee Director Compensation

In June 2015, our Board of Directors approved a non-employee director compensation policy, which became effective following the completion of our initial public offering in July 2015. Pursuant to this policy, each of our non-employee directors receives an annual retainer of $35,000. Additionally, the Chairman of our Board of Directors receives an additional annual payment of $25,000; the Chairmen of our Audit, Compensation and Nominating and Corporate Governance Committees receive an additional annual payment of $15,000, $10,000 and $10,000, respectively; and the members of our Audit, Compensation and Nominating and Corporate Governance Committees receive an additional annual payment of $7,500, $5,000 and $5,000, respectively.

Each of our non-employee directors that has served as a director for at least six months will also receive an annual stock option, to be granted following each annual meeting of stockholders, to purchase that number of shares of common stock determined by dividing $80,000 by the exercise price of the stock option at the time of grant, which stock option will vest in 12 equal monthly installments, subject to the director’s continued service. Additionally, new non-employee directors will receive upon election a stock option to purchase that number of shares of common stock equal to two times the amount of shares determined by dividing $80,000 by the exercise price of the option at the time of grant, which stock option will vest in 12 equal monthly installments, subject to the director’s continued service.

Non-employee directors are also reimbursed reasonable expenses incurred in serving as a director, including travel expenses for attending meetings of our Board of Directors.

Our 2015 Equity Incentive Plan limits the aggregate number of shares of common stock subject to awards that may be granted to a non-employee director in any calendar year to an aggregate of 400,000 shares.

The following table sets forth the compensation earned by or paid to our non-employee directors for services provided during the year ended December 31, 2015. Dr. Glover, our President and Chief Executive Officer, received no compensation for his service as a director during 2015.

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	Total
Donald Parfet	$37,500	$—	$37,500
Albert Cha(3)(4)	20,000	—	20,000
Nicole Onetto	20,000	313,078	333,078
Robert Pelzer	27,500	313,078	340,578
Peter Thompson(3)(5)	21,250	—	21,250
James Topper(3)	22,500	—	22,500
Alvin Vitangcol(3)(6)	21,250	—	21,250

(1)	As of December 31, 2015, Ms. Onetto and Mr. Pelzer each held outstanding options to purchase 26,846 shares of common stock. Mr. Parfet, Dr. Cha, Dr. Thompson, Dr. Topper and Mr. Vitangcol did not hold any outstanding equity awards as of December 31, 2015.
(2)	The amounts reported in this column represent the aggregate grant date fair value of the stock options granted to our directors during the year ended December 31, 2015 as computed in accordance with Accounting Standards Codification Topic 718. The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our directors from the stock options.
(3)	Dr. Cha is a managing partner of Vivo Capital, Dr. Thompson is a private equity partner at OrbiMed Advisors, Dr. Topper is a partner at Frazier Healthcare Ventures and Mr. Vitangcol is a general partner at Capital Midwest Fund. The fees earned by Dr. Cha, Dr. Thompson, Dr. Topper and Mr. Vitangcol were paid to the investment fund with which each person is affiliated.
(4)	Dr. Cha is not standing for re-election upon the end of his term at the 2016 Annual Meeting.
(5)	Dr. Thompson resigned from our Board of Directors, effective December 18, 2015.
(6)	Mr. Vitangcol resigned from our Board of Directors, effective March 18, 2016.

Upon their appointment in March 2016, the Board of Directors granted to each of Mr. Cooper and Mr. Nguyen stock options to purchase that number of shares of common stock equal to two times the amount of shares determined by dividing $80,000 by the exercise price of the option on the grant date, which grant date will be the first trading day on which the Company is not in a trading black-out period under the Company’s Insider Trading Policy and Mr. Cooper and Mr. Nguyen are serving as directors. The stock options will vest in 12 equal monthly installments, subject to continued service.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINATED CLASS I DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Deloitte & Touche LLP as our principal independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2016. Deloitte & Touche LLP audited our financial statements for the fiscal years ended December 31, 2015 and 2014. We expect that representatives of Deloitte & Touche LLP will be present at the annual meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Our Audit Committee is submitting the selection of Deloitte & Touche LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Audit Committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and the interests of our stockholders.

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of our annual financial statements for the years ended December 31, 2015 and 2014.

Principal Accountant Fees and Services

Fees Billed to ProNAi	Fiscal Year 2015	Fiscal Year 2014
Audit fees(1)	$521,264	$399,818
Audit-related fees(2)	—	—
Tax fees(3)	143,705	21,465
All other fees(4)	2,600	—

Total fees	$667,569	$421,283

(1)	“Audit fees” include fees for professional services provided by Deloitte & Touch LLP in connection with the audit of our consolidated financial statements, review of our quarterly consolidated financial statements, and related services that are typically provided in connection with registration statements, including the registration statement for our initial public offering.
(2)	“Audit-related fees” include fees billed for assurance and related services reasonably related to the performance of the audit or review of our fiscal years 2015 and 2014 consolidated financial statements.
(3)	“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters; assistance with sales tax; and assistance with tax audits.
(4)	“All other fees” include fees for products and services, including subscription for online technical accounting resources provided by Deloitte & Touche LLP.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of the Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that we specifically incorporate it by reference.

The Audit Committee has reviewed and discussed with our management and Deloitte & Touche LLP our audited consolidated financial statements as of and for the year ended December 31, 2015. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 16 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communication with Audit Committees.”

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements as of and for the year ended December 31, 2015 be included in our annual report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Robert Pelzer

Donald Parfet (previous member)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 1, 2016, by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors or director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

Percentage ownership of our common stock is based on 30,174,778 shares of our common stock outstanding on April 1, 2016. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of April 1, 2016 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o ProNAi Therapeutics, Inc., 2150 – 885 West Georgia Street, Vancouver, British Columbia, Canada V6C 3E8.

Name of Beneficial Owner	Beneficial Ownership
	Number	Percent
5% Stockholders:
FMR LLC(1)	4,508,715	14.9%
Affiliates of Vivo Ventures(2)	2,438,270	8.1%
Frazier Healthcare VI, L.P.(3)	2,186,195	7.3%
OrbiMed Private Investments V, LP(4)	1,989,949	6.6%
Affiliates of Deerfield Mgmt, L.P.(5).	1,791,255	5.9%

Directors and Named Executive Officers:
Nick Glover(6)	1,081,524	3.5%
Keith Anderson	—	—
Barbara Klencke	—	—
Donald Parfet(7)	687,020	2.3%
Albert Cha(2)	2,438,270	8.1%
Jeffrey H. Cooper	—	—
Tran Nguyen	—	—
Nicole Onetto(6)	24,609	*
Robert Pelzer(6)	24,609	*
James Topper(3)	2,186,195	7.3%
All executive officers and directors as a group (15 persons)(8)	7,041,796	22.2%

*	Represents beneficial ownership of less than one percent.

(1)	As reported by FMR LLC on a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2016. Edward Johnson III is a director and the Chairman of FMR LLC and Abigail Johnson is a director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. None of FMR LLC, Edward Johnson III or Abigail Johnson has the sole power to vote or direct the voting of the shares of common stock owned directly by the various investment companies registered under the Investment Company Act (Fidelity Funds) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(2)	Represents (i) 2,386,262 shares of common stock held by Vivo Ventures Fund VII, L.P. (VVF) and (ii) 52,008 shares of common stock held by Vivo Ventures VII Affiliates Fund, L.P. (VVFA). Albert Cha, a member of our Board of Directors, Frank Kung and Edgar Engleman are the managing partners of Vivo Ventures VII, LLC, which is the general partner of each of VVF and VVFA. Dr. Cha may be deemed to share voting and dispositive power over the shares held by each of VVF and VVFA. The address of Vivo Capital is 575 High Street, Suite 201, Palo Alto, California 94301.
(3)	Based solely on the Schedule 13G filed on February 16, 2016 reflecting ownership as of December 31, 2015. Represents shares of common stock held by Frazier Healthcare VI, L.P. (FHVI). James Topper, a member of our Board of Directors, Alan Frazier, Nader Naini, Nathan Every and Patrick Heron are the managing members of FHM VI, LLC, which is the general partner of FHM VI, LP, which is the general partner of FHVI. Dr. Topper may be deemed to share voting and dispositive power over the shares held by FHVI. The address of Frazier Healthcare VI, L.P. is 601 Union, Two Union Square, Suite 3200, Seattle, Washington 98101.
(4)	Based solely on the Schedule 13G filed on February 16, 2016 reflecting ownership as of December 31, 2015. Represents shares of common stock held by OrbiMed Private Investments V, LP (OPI V). Samuel D. Isaly is the managing member of OrbiMed Advisors LLC, which is the sole managing member of OrbiMed Capital GP V LLC, which is the sole general partner of OPI V. The address of OPI V is 601 Lexington Avenue, 54th Floor, New York, New York 10022.
(5)	Based solely on the Schedule 13G filed on February 16, 2016 reflecting ownership as of December 31, 2015. James Flynn is the general partner of Deerfield Mgmt, L.P., and may be deemed to have voting and dispositive power over the shares of common stock. Deerfield Management Company, L.P. may also be deemed to have voting and dispositive power over the shares. The address of Deerfield Management is 780 Third Avenue, 37th Floor, New York, New York 10017.
(6)	Represents shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2016.
(7)	Represents (i) 69,848 shares of common stock held by Mr. Parfet, (ii) 370,791 shares of common stock held by the Donald R. Parfet 2006 Trust, dated May 1, 2006, of which Mr. Parfet is the trustee, (iii) 589 shares of common stock held by Apjohn Group LLC, of which Mr. Parfet is the managing member, (iv) 4,970 shares of common stock held by Mr. Parfet’s spouse, (v) 238,419 shares of common stock held by the Ann VanDeWater Parfet 2006 Revocable Trust, Dated May 5, 2006, of which Mr. Parfet’s spouse is the trustee, and (vi) 2,403 shares held by Apjohn Ventures, LLC, of which Mr. Parfet is a 50% owner.
(8)	Represents (i) 5,454,789 shares of common stock and (ii) 1,587,007 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2016.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of April 1, 2016:

Name	Age	Position(s)
Nick Glover, Ph.D.	47	President, Chief Executive Officer and Director
Angie You, Ph.D.	43	Chief Business and Strategy Officer and Head of Commercial
Sukhi Jagpal	42	Chief Financial Officer
Barbara Klencke, M.D.	58	Chief Development Officer
Richard Messmann, M.D.	59	Chief Medical Officer
Keith Anderson, Ph.D.	47	Senior Vice President, Technical Operations
Wendy Chapman	50	Senior Vice President, Clinical Operations
Chandra Lovejoy	44	Senior Vice President, Global Regulatory Affairs and Head of Quality

Nick Glover, Ph.D., has served as our President and Chief Executive Officer and as a member of our Board of Directors since September 2014, and provided consulting services to us from July 2014 through August 2014. Dr. Glover’s biographical information is set forth above under the heading “Proposal No. 1 Election of Class I Directors – Continuing Directors.”

Angie You, Ph.D., has served as our Chief Business and Strategy Officer and Head of Commercial since October 2014. Previously, Dr. You served as the Chief Business Officer at Aragon Pharmaceuticals Inc., an oncology drug discovery and development company, from August 2010 to August 2013, and as the Senior Director of Lifecycle Management at Orexigen Therapeutics Inc., a biotechnology company, from November 2009 to July 2010. Prior to that, Dr. You served as the Chief Business Officer at a number of life sciences companies, including Synosia Therapeutics AG and Ren-Pharmaceuticals, Inc., and served as Senior Director of Business Development at Exelixis, Inc. She also previously served as Vice President at Venrock, a venture capital firm, and as a consultant at McKinsey Consulting. Dr. You holds an A.B. and Ph.D. from Harvard University.

Sukhi Jagpal has served as our Chief Financial Officer since February 2015. Previously, Mr. Jagpal served as the Chief Financial Officer of QLT Inc., a biotechnology company, from July 2012 to February 2015, where he also served as the Corporate Controller from January 2006 to December 2008, the Director, Finance and Corporate Controller from January 2009 to December 2010, and the Senior Director, Finance and Corporate Controller from January 2011 to June 2012. Prior to that, Mr. Jagpal held finance and accounting positions with Pivotal Corporation, 360networks inc. and KPMG LLP. Mr. Jagpal is a Chartered Accountant, a Chartered Business Valuator and holds an M.B.A. from Cornell University – S.C. Johnson Graduate School of Management and an M.B.A. from Queens University.

Barbara Klencke, M.D., has served as our Chief Development Officer since June 2015. Previously, Dr. Klencke served as the Senior Vice President, Development at Onyx Pharmaceuticals, a biopharmaceutical company and a subsidiary of Amgen Inc., from January 2011 to June 2015, and as the Group Medical Director in Product Development, Oncology at Genentech, Inc., a biotechnology company, from July 2003 to January 2011. Prior to that, Dr. Klencke served as the Medical Director at Chiron Corporation, a biotechnology company later acquired by Novartis International AG, and as an assistant professor of medicine at the University of California, San Francisco Medical Center. Dr. Klencke holds a B.S. from Indiana University and an M.D. from the University of California, Davis.

Richard Messmann, M.D., has served as our Chief Medical Officer since May 2012. Previously, Dr. Messmann served as the Vice President of Medical Affairs at Endocyte, Inc., a biopharmaceutical company, from July 2005 to June 2011. Prior to that, Dr. Messmann served as the Director of Cancer Research at the Great Lakes Cancer Institute, the Deputy Associate Director at the National Cancer Institute and as a clinical research physician at Eli Lilly & Co. Dr. Messmann holds a B.S. from Oakland University, an M. Sc. from Wayne State University, an M.D. from Wayne State University School of Medicine and an M.H.S. from Duke University.

Keith Anderson, Ph.D., has served as our Senior Vice President, Technical Operations since December 2015. Previously, Dr. Anderson served as the Vice President of Pharmaceutical Sciences at Seragon Pharmaceuticals, Inc., a biopharmaceutical company, from October 2013 to February 2015, and as the Chief Scientific Officer at Ocera Therapeutics, Inc., a biopharmaceutical company, from November 2011 to October 2013. Dr. Anderson also previously served as Vice President of Pharmaceutical Sciences at Ocera Therapeutics, Inc. between January 2007 and November 2011. Prior to that, Dr. Anderson served as Senior Director of Product Development at Ligand Pharmaceuticals Incorporated, and as a research scientist at Novo Nordisk A/S. Dr. Anderson holds a B.S. and a Ph.D. from the University of Alberta.

Wendy Chapman has served as our Senior Vice President, Clinical Operations since September 2014. Previously, Ms. Chapman served as the Senior Portfolio Director at PAREXEL International Corporation, a biopharmaceutical services company, from June 2013 to September 2014, and as the Vice President, Clinical Operations at YM BioSciences Inc., an oncology drug development company, from September 2010 to June 2013. Ms. Chapman also previously served as the Chief Operating Officer and Vice President, Clinical Operations at Viventia Bio Inc., a biopharmaceutical company, from March 2006 to September 2010, and in various other senior positions at several pharmaceutical and CROs, including AAIPharma Services Corp., Bayer Inc., AstraZeneca and MDS Pharma Services.

Chandra Lovejoy has served as our Senior Vice President, Global Regulatory Affairs and Head of Quality since September 2014. Previously, Ms. Lovejoy served as the Vice President of Global Regulatory Affairs at Endocyte, Inc., a biopharmaceutical company, from December 2007 to September 2014. Prior to that, Ms. Lovejoy served as the Manager, Regulatory Affairs at Genentech, Inc, a biotechnology company, from April 2005 to November 2007. Ms. Lovejoy holds a B.S. from the University of San Francisco and an M.S. from San Diego State University.

Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION

The following tables and accompanying narrative disclosure set forth information about the compensation provided to certain of our executive officers during the years ended December 31, 2015 and 2014. These executive officers, who include our principal executive officer and the two most highly-compensated executive officers (other than our principal executive officer) who were serving as executive officers at the end of the fiscal year ended December 31, 2015, were:

•	Dr. Nick Glover, President, Chief Executive Officer and Director;

•	Dr. Barbara Klencke, Chief Development Officer; and

•	Dr. Keith Anderson, Senior Vice President, Technical Operations.

We refer to these individuals as our “named executive officers.”

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our named executive officers during the years ended December 31, 2015 and 2014. Dr. Klencke and Dr. Anderson were not named executive officers during the year ended December 31, 2014 and therefore their compensation for such year is not presented in the table below.

Name and Principal Position	Year	Salary		Bonus(1)		Option Awards(2)	Non-Equity Incentive Plan Compensation(3)		All Other Compensation		Total
Nick Glover(4)	2015	$413,502	(5)	$—		$323,092	$206,751		$1,549		$944,894
President and Chief Executive Officer	2014	131,570	(6)	72,361	(6)	723,657	—		56,789	(7)	984,377

Barbara Klencke(8)	2015	207,863		250,000	(9)	5,654,031	72,752	(10)	—		6,184,646
Chief Development Officer

Keith Anderson(11)	2015	12,083		—		1,254,091	—		—		1,266,174
Senior Vice President, Technical Operations

(1)	The amounts reported in this column reflect bonuses awarded at the discretion of our Compensation Committee.
(2)	The amounts reported in this column represent the aggregate grant date fair value of the stock options granted to our named executive officers during the years ended December 31, 2014 and 2015 as computed in accordance with Accounting Standards Codification Topic 718. The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our named executive officers from the stock options.
(3)	The amounts reported in this column reflect cash bonuses awarded pursuant to the achievement of our 2015 corporate objectives. See “– 2015 Bonuses” below.
(4)	Dr. Glover provided consulting services for us from July through August 2014. He began serving as our President and Chief Executive Officer in September 2014.
(5)	Dr. Glover’s base salary was CAD$436,000 until July 2015, at which point it increased to USD$500,000. All of Dr. Glover’s 2015 base salary was paid in Canadian dollars. The dollar amount in the table above reflects the U.S. dollar equivalent of the amount paid to Dr. Glover. The amount was converted to U.S. dollars from Canadian dollars using the average of the daily closing exchange rates for the 12 months ended December 31, 2015 as quoted by the Bank of Canada. Applying this formula to fiscal year ended December 31, 2015, Canadian $1.00 was equal to US$0.7833.

(6)	The dollar amount reflects the U.S. dollar equivalent of the amount paid to Dr. Glover. The amount was converted to U.S. dollars from Canadian dollars using the average of the daily closing exchange rates for the 12 months ended December 31, 2014 as quoted by the Bank of Canada. Applying this formula to fiscal year ended December 31, 2014, Canadian $1.00 was equal to US$0.9053.
(7)	Amount represents $53,666 paid to Dr. Glover for consulting services and $3,123 of reimbursed legal fees in connection with the commencement of his employment.
(8)	Dr. Klencke’s employment with us commenced in June 2015.
(9)	Amount represents Dr. Klencke’s signing bonus.
(10)	Reflects a pro rata award based on Dr. Klencke’s 2015 employment service term.
(11)	Dr. Anderson’s employment with us commenced in December 2015.

2015 Equity Awards

In June 2015, our Compensation Committee, in its discretion, awarded Dr. Glover an option to purchase 26,846 shares of our common stock with an exercise price of $6.71 per share. Twenty-five percent of the option vests on the one-year anniversary of the vesting commencement date, with the remaining 75% vesting in 36 equal monthly instalments thereafter.

In June 2015, in connection with the commencement of Dr. Klencke’s employment with us, our Board of Directors granted Dr. Klencke options to purchase 469,799 shares of our common stock with an exercise price of $6.71. Twenty-five percent of the options vest on the one-year anniversary of the vesting commencement date, with the remaining 75% vesting in 36 equal monthly instalments thereafter.

In December 2015, in connection with the commencement of Dr. Anderson’s employment with us, our Compensation Committee granted Dr. Anderson an option to purchase 100,000 shares of our common stock with an exercise price of $18.33 per share. Twenty-five percent of the option vests on the one-year anniversary of the vesting commencement date, with the remaining 75% vesting in 36 equal monthly instalments thereafter.

2015 Bonuses

In 2015, bonuses for our named executive officers were based on the achievement of certain corporate objectives, including the achievement of clinical development, corporate development, financial and other business milestones. In January 2016, our Compensation Committee determined that approximately 100% of these corporate objectives were achieved, and therefore awarded each named executive officer 100% of their target bonus, prorated to reflect their term of service if their employment had commenced during 2015. For 2015, Dr. Glover’s target bonus was equal to 50% of his annual base salary of $413,502 (approximately $528,000 in Canadian dollars), Dr. Klencke’s target bonus was equal to 35% of her annual base salary of $400,000 and Dr. Anderson’s target bonus was equal to 35% of his annual base salary of $290,000. Accordingly, Dr. Glover was awarded $206,751, and Dr. Klencke was awarded $72,752, which reflected a pro-rated amount based on her June 2015 employment commencement date. Dr. Anderson’s employment commenced in December 2015, and therefore, he was not eligible to receive a 2015 bonus.

2015 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of our named executive officers, information regarding outstanding stock options held as of December 31, 2015.

			Option Awards
Name	Grant Date(1)		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Nick Glover	7/14/2014	(2)	869,219	—	$0.969	7/14/2024
	7/14/2014	(3)	217,305	—	0.969	7/14/2024
	6/11/2015	(4)	—	26,846	6.705	6/11/2025
Barbara Klencke	6/11/2015	(4)	—	295,302	6.705	6/11/2025
	6/11/2015	(4)	—	174,497	6.705	6/11/2025
Keith Anderson	12/1/2015	(5)	—	100,000	18.33	12/1/2025

(1)	All of the outstanding equity awards were granted under our 2008 Stock Plan, except for the December 2015 equity award to Dr. Anderson, which was granted under our 2015 Equity Incentive Plan.
(2)	Twenty-five percent vested on July 14, 2015 and the remaining 75% vests in 36 equal monthly instalments thereafter, which options are immediately exercisable.
(3)	Vests in 48 equal monthly instalments beginning on July 21, 2015, which options are immediately exercisable.
(4)	Twenty-five percent vests on June 11, 2016 and the remaining 75% vests in 36 equal monthly instalments thereafter.
(5)	Twenty-five percent vests on December 1, 2016 and the remaining 75% vests in 36 equal monthly instalments thereafter.

Employment Agreements

Employment Agreements with Dr. Klencke and Dr. Anderson

Pursuant to the employment agreements we entered into with our named executive officers, if Dr. Klencke or Dr. Anderson is terminated without “cause” (as defined in the employment agreement and described below) or resigns for “good reason” (as defined in the employment agreement and described below), he or she will be entitled to receive (i) a continuation of his or her base salary in effect as of the employment termination date for a period of nine months following the termination date, subject to the required payroll deductions and withholdings and paid on our normal payroll schedule, and (ii) cash consideration sufficient to maintain personal health plan coverage at the same level in effect as of his or her employment termination date. Additionally, if Dr. Klencke is terminated without cause or resigns for good reason, she will be entitled to accelerated vesting with respect to 50% of an option to purchase 174,497 shares.

If Dr. Klencke or Dr. Anderson is terminated without cause or resigns for good reason within 12 months following a “change of control” (as defined in the employment agreement and described below), he or she will be entitled to (i) receive payments equal to the sum of (A) his or her base salary in effect as of the employment termination date and (B) the average of his or her actual annual bonuses paid for the last two years prior to the date of termination (or, if employed for less than two years, the amount set forth in the employment agreement) and (ii) cash consideration sufficient to maintain personal health plan coverage at the same level in effect as of his or her employment termination date, in each case payable over a period of time based on the named executive officer’s years of service with our company, as set forth below:

Years of Service Completed	Multiple of a Nine-Month Severance Period	Length of Severance Period (in Years)
0	1.5	1.125
1	1.6	1.2
2	1.7	1.275
3	1.8	1.35
4	1.9	1.425
5	2	1.5

Additionally, if Dr. Klencke or Dr. Anderson is terminated without cause or resigns for good reason within 12 months following a change of control, he or she will be entitled to full vesting of all outstanding equity and equity-based awards, except that any equity and equity-based awards that vest based on the achievement of performance criteria shall vest in accordance with the change of control provisions in the applicable award agreement (or, if no such provisions exist, shall vest in full).

Employment Agreement with Dr. Glover

Pursuant to the employment agreement between our Canadian subsidiary and Dr. Glover, if Dr. Glover is terminated without “cause” (as defined in the employment agreement and described below) or resigns for “good reason” (as defined in the employment agreement and described below), he will be entitled to receive (i) a continuation of his base salary in effect as of the employment termination date for a period of 12 months following the termination date, subject to the required payroll deductions and withholdings and paid on our normal payroll schedule, (ii) cash consideration equal to our cost of his group health plan coverage at the same level in effect as of his employment termination date and (iii) accelerated vesting of any unvested stock awards that would otherwise vest within 12 months of the termination date; provided, however, that if Dr. Glover is not subject to U.S. taxation, we may decide, in our discretion, to pay Dr. Glover’s severance in a lump sum instead of over the severance period.

If Dr. Glover is terminated without cause or resigns for good reason within 12 months following a change of control, he will be entitled to receive (i) payments equal to the sum of (A) his base salary in effect as of the employment termination date and (B) the average of his actual annual bonuses paid for the last two years prior to the date of termination (or, if employed for less than two years, the amount set forth in the employment agreement) and (ii) cash consideration equal to our cost of his group health plan coverage at the same level in effect as of his employment termination date, in each case, for a period of 24 months following the termination date; provided, however, that if Dr. Glover is not subject to U.S. taxation, we may decide, in our discretion, to pay Dr. Glover’s severance in a lump sum instead of over the severance period.

Additionally, if Dr. Glover is terminated without cause within 60 days prior to the consummation of a change of control, any outstanding stock awards as of such date will remain outstanding and will vest in full upon the consummation of the change of control or on the 60th day following the termination date, whichever is earlier.

Further, upon the consummation of a change in control, all outstanding equity awards then held by Dr. Glover will accelerate in full, except that any equity and equity-based awards that vest based on the achievement of performance criteria will vest in accordance with the change of control provisions in the applicable award agreement (or, if no such provisions exist, will vest in full).

General Severance and Change in Control Benefits

All severance and acceleration benefits described above are subject to the named executive officer’s execution and non-revocation of a release of claims in favor of us. If the named executive officer’s employment is terminated for cause or voluntarily, then he or she will not receive any payments upon termination. Under the employment agreements, the named executive officers are also subject to covenants regarding confidentiality and prohibition on solicitation of our employees or independent contractors for a period of one year following the termination of employment.

Under the employment agreements, “cause” generally means: (i) conviction (including a guilty plea or plea of nolo contendere) of any felony (or, in the case of Dr. Glover, indictable offense) or any other crime involving fraud, dishonesty or moral turpitude; (ii) commission or attempted commission of or participation in a fraud or act of dishonesty or misrepresentation against us that results (or could reasonably be expected to result) in material harm or injury to our business or reputation; (iii) material violation of any contract or agreement between the executive and us, or of any of our policies, or of any statutory duty the executive owes to us; (iv) conduct that constitutes gross insubordination, incompetence or habitual neglect of duties and that results in (or could reasonably be expected to have resulted in) material harm to our business or reputation, if not remedied within 30 days of the notice; or (v) any other conduct or circumstance that would amount to just cause at common law.

Under the employment agreements, “change in control” means: (i) a sale, lease, exclusive license or other disposition of all or substantially all of our assets; (ii) our consolidation or merger with or into any other corporation or other entity or person, or any other corporate reorganization, in which our shareholders immediately prior to such consolidation, merger or reorganization, own less than 50% of the outstanding voting power of the surviving entity following the consolidation, merger or reorganization; or (iii) any transaction (or series of related transactions involving a person or entity, or a group of affiliated persons or entities) in which in excess of 50% of our then-outstanding voting power is transferred, subject to certain exceptions.

Under the employment agreements, “good reason” generally means resignation of employment within 60 days after the occurrence of any of the following events that is not corrected within 30 days after we receive written notice that any of the following events have occurred: (i) a material diminution of the executive’s duties, position or responsibilities; (ii) a reduction in base salary as in effect immediately prior to such reduction by more than 10%, unless such reduction is also applicable to all other senior executives; (iii) our material violation of any contract or agreement between the executive and us; or (iv) any requirement by us that the executive relocates to a work site located more than 50 miles from his or her current residence (or, for Dr. Glover, more than 200 miles from his residence).

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2015 with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(#)	Weighted-average exercise price of outstanding options, warrants and rights($)		Number of securities remaining available for future issuance under equity compensation plans(#)
Equity compensation plans approved by security holders(1)	3,546,367	3.81	(2)	4,223,879	(3)
Equity compensation plans not approved by security holders	—	—		—

Total	3,546,367	3.81		4,223,879

(1)	Includes 23,554 shares of restricted stock.
(2)	The weighted average exercise price relates solely to outstanding stock option shares since shares of restricted stock have no exercise price.
(3)	Includes 700,000 shares of common stock that remain available for purchase under the 2015 Employee Stock Purchase Agreement (2015 ESPP) and 3,523,879 shares of common stock that remain available for purchase under our 2015 Equity Incentive Plan (2015 EIP). Additionally, our 2015 EIP provides for automatic increases in the number of shares available for issuance under it on January 1 of each of the calendar years during the term of the 2015 Plan by the lesser of 4% of the number of shares of common stock issued and outstanding on each December 31 immediately prior to the date of increase or the number determined by our Board of Directors. Similarly, on January 1 of each calendar year after the ESPP is implemented, which has not yet occurred, the aggregate number of shares of our common stock reserved for issuance under our 2015 ESPP shall be increased automatically by the number of shares equal to 1% of the total number of outstanding shares of our common stock on the immediately preceding December 31.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Other than as disclosed below, from January 1, 2015 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a party and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except for payments set forth under “Proposal One” and “Executive Compensation” above.

Insider Participation in Initial Public Offering

Certain of our principal stockholders and their affiliated entities, including stockholders affiliated with our directors, purchased an aggregate of 715,000 shares of our common stock in our initial public offering at $17.00 per share, which is the same public offering price at which shares were sold to all investors in the initial public offering. The following table summarizes common stock purchased by members of our board of directors and entities who held more than 5% of our outstanding capital stock at the time of the purchase.

Name	Number of Shares Purchased	Aggregate Purchase Price
Frazier Healthcare VI, L.P.(1)	220,000	$3,740,000
Affiliates of Vivo Ventures(2)	220,000	3,740,000
OrbiMed Private Investments V, LP(3)	175,000	2,975,000
William D. Johnston Trust UA 6/3/88 FBO W. Johnston	100,000	1,700,000

(1)	Dr. James Topper, a member of our board of directors, is a managing member of the general partner that is the general partner of Frazier Healthcare VI, L.P.
(2)	Dr. Albert Cha, a member of our board of directors, is a managing member of Vivo Capital, LLC, which is the general partner of the affiliates of Vivo Ventures.
(3)	Dr. Peter Thompson, a former member of our board of directors, is a private equity partner of OrbiMed Private Investments V, LP.

Policies and Procedures for Related-Party Transactions

We have adopted a written related-person transactions policy that provides that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of the foregoing persons, are not permitted to enter into a material related-person transaction with us without the review and approval of our Audit Committee, or a committee composed solely of independent directors in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 will be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, we expect that our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

ADDITIONAL INFORMATION

Stockholder Proposals to be presented at Next Annual Meeting

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at ProNAi Therapeutics, Inc., 2150 – 885 West Georgia Street, Vancouver, British Columbia V6C 3E8, Canada.

To be timely for our company’s 2017 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than the close of business on March 3, 2017 and not later than the close of business on April 2, 2017. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our bylaws. In no event will the public announcement of an adjournment or a postponement of our annual meeting commence a new time period for the giving of a stockholder’s notice as provided above.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2017 Annual Meeting of Stockholders must be received by us not later than December 28, 2016 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our bylaws.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in 2015.

Available Information

We will mail without charge, upon written request, a copy of our annual report on Form 10-K for the year ended December 31, 2015, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

ProNAi Therapeutics, Inc. 2150 – 885 West Georgia Street

Vancouver, British Columbia V6C 3E8

Canada Attn: Vice President, Corporate Affairs

The annual report on Form 10-K is also available at www.pronai.investorroom.com.

“Householding” – Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report on Form 10-K and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our annual report on Form 10-K and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting your broker.

Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, annual report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report on Form 10-K and other proxy materials, you may write our Vice President, Corporate Affairs at 2150 – 885 West Georgia Street, Vancouver, British Columbia V6C 3E8, Canada, Attn: Vice President, Corporate Affairs, or jsmith@pronai.com, or call (604) 558-6536.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or annual report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Vice President, Corporate Affairs at the address or telephone number listed above.

OTHER MATTERS

Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

0
PRONAI THERAPEUTICS, INC.
Proxy for Annual Meeting of Stockholders on June 16, 2016
Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Nick Glover and Sukhi Jagpal as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all the shares of common stock of ProNAi Therapeutics, Inc. held of record by the undersigned at the close of business on April 18, 2016 at the Annual Meeting of Stockholders to be held on June 16, 2016 at 10:00 a.m. Pacific Time at the offices of Gowling Lafleur Henderson LLP, located at 550 Burrard Street, Suite 2300, Bentall 5, Vancouver, BC V6C 2B5, Canada, and at any adjournment thereof.
(Continued and to be signed on the reverse side.)
1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF
PRONAI THERAPEUTICS, INC.
June 16, 2016
PROXY VOTING INSTRUCTIONS
INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.
TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
Vote online or by phone until 11:59 PM EST the day before the meeting.
MAIL—Sign, date and mail your proxy card in the envelope provided as soon as possible.
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COMPANY NUMBER
ACCOUNT NUMBER
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/20221
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.
20230000000000000000
0
061616
PLEASE SIGN, DATE THE AND BOARD RETURN OF DIRECTORS PROMPTLY RECOMMENDS IN THE ENCLOSED A VOTE ENVELOPE. “FOR” THE PLEASE ELECTION MARK OF YOUR DIRECTORS VOTE IN AND BLUE “FOR“ OR PROPOSAL BLACK INK 2. AS SHOWN HERE [x]
1. Election of Class I Directors
2. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2016.
FOR
AGAINST
ABSTAIN
NOMINEES:
FOR ALL NOMINEES
Jeffrey H. Cooper
WITHHOLD AUTHORITY
FOR ALL NOMINEES
Tran Nguyen
FOR ALL EXCEPT
(See instructions below)
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:
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Date:
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Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.